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                                                                   EXHIBIT 10.1





                                DIAMOND.COM, LLC

                                    - and -


                          SI DIAMOND TECHNOLOGY, INC.


                            ASSET PURCHASE AGREEMENT


                            DATED: OCTOBER 21, 1999








                                     - ii -

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ARTICLE 1         PURCHASE OF ASSETS..........................................1
1.1               Agreement to Purchase and Sell..............................1
1.2               Amount of Purchase Price....................................2
1.3               Payment of Purchase Price...................................2
1.4               Allocation of Purchase Price................................2
ARTICLE 2         CLOSING ARRANGEMENTS........................................3
2.1               Closing.....................................................3
2.2               Vendor's Closing Deliveries.................................3
2.3               Purchaser's Closing Deliveries..............................4
2.4               Transfer of the Domain Name.................................4
2.5               Possession..................................................5
2.6               Notices.....................................................5
2.7               Non-Transferable and Non-Assignable Assets..................5
ARTICLE 3         CONDITIONS OF CLOSING.......................................6
3.1               Purchaser's Conditions......................................7
3.2               Conditions not Fulfilled....................................7
3.3               Vendor's Conditions.........................................7
3.4               Condition not Fulfilled.....................................7
3.5               Reassignment of Domain Name.................................8
ARTICLE 4         REPRESENTATIONS AND WARRANTIES..............................8
4.1               Representations and Warranties of the Vendor................8
4.2               Representations and Warranties of the Purchaser............12
4.3               Survival of Representations and Warranties.................13
ARTICLE 5         INDEMNIFICATION............................................13
5.1               Indemnity by the Vendor....................................14
5.2               Indemnity by the Purchaser.................................14
5.3               Notice of Claim............................................14
5.4               Set-off....................................................14
5.5               Arbitration................................................14
ARTICLE 6         GENERAL....................................................15
6.1               Certain Definitions........................................15
6.2               Headings and Table of Contents.............................16
6.3               Number and Gender..........................................17
6.4               Business Days..............................................17
6.5               Change of Name.............................................17
6.6               Non-Merger.................................................17
6.7               Further Assurances.........................................17

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6.8               Expenses...................................................17
6.9               Payment of Taxes...........................................17
6.10              Notices....................................................17
6.11              Time of Essence............................................18
6.12              Entire Agreement...........................................18
6.13              Waiver.....................................................19
6.14              Severability...............................................19
6.15              Governing Law..............................................19
6.16              Attornment.................................................19
6.17              Successors and Assigns.....................................19
6.18              Counterparts...............................................20

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                            ASSET PURCHASE AGREEMENT

         THIS AGREEMENT made this 21st day of October, 1999, between SI DIAMOND TECHNOLOGY, INC. of Austin, Texas, a Texas corporation duly organized under law (the "Vendor") and DIAMOND.COM, LLC, a Massachusetts limited liability company (the "Purchaser").

         WHEREAS, the Vendor owns or has rights in or a prior involvement in the Internet Website known as DIAMOND.COM (the "Website") and is willing to sell all of the Vendor's right, title and interest in and to certain assets, including the Internet domain name DIAMOND.COM (the "Domain Name") to the Purchaser, and the Purchaser is willing to purchase such assets on and subject to the terms and conditions of this Agreement;

         AND WHEREAS, capitalized terms used herein have the meanings given to them in this Agreement, including Section 6.1.

         In consideration of the sum of $75,000.00 now paid by the Purchaser to Vendor and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledge, the parties agree as follows:

                                   ARTICLE 1
                               PURCHASE OF ASSETS

1.1    AGREEMENT TO PURCHASE AND SELL.

       (1) At the Closing Time on the Closing Date (as such terms are defined in Section 2.1), subject to the terms and conditions of this Agreement, the Vendor shall sell and the Purchaser shall purchase the Vendor's right, title and interest in and to the following assets (collectively, the "Assets"):

            (a) the following intellectual property (collectively, the "Intellectual Property"):

                 (i) all common law trade-marks associated with the domain name used in or on or in connection with the domain name together with all registrations and applications for registration therefor;

                 (ii) the Domain Name;

            (b)  all goodwill related to the Domain Name;

            (c) all confidential information, trade secrets and now-how used in connection with the Domain Name.

1.2 AMOUNT OF PURCHASE PRICE. The purchase price payable by the Purchaser to the Vendor for the Domain Name (the "Purchase Price") shall be $250,000.00 plus 10% equity interest in Purchaser which includes a 10% share in profits from the subsequent sale of Assets covered hereunder per Schedule 1.2. All of Vendor's equity interest in Diamond.com, LLC shall be transferred to Field Emission Picture Element Technology, Inc., a wholly owned subsidiary of SI Diamond Technology, Inc.

1.3    PAYMENT OF PURCHASE PRICE.

       (1) Subject to the provisions of this Agreement, the Purchase Price shall be paid and satisfied as follows:

            (a) on the date this Agreement is signed, the amount of $75,000.00;

            (b) on the Closing Date, the Purchaser shall pay to the Vendor the amount of $75,000.00;

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            (c)  every 30 days, for a period of 6 months, the sum of $16,666.66
                 (total $100,000.00) which includes interest on $100,000.00.

       (2) A default under this Section 1.3 shall occur if the Purchaser fails to pay any amount due under this Section 1.3 within 15 days of its due date.

       (3) In the event Purchaser is in default under the terms of this Agreement, the Vendor, at Vendor's option, has the right to:

            (a) recover any and all rights, title and trademarks of the domain name from the Purchaser pursuant to Section 3.5 of this Agreement; and/or

            (b) receive advertising revenue due to Purchaser until all sums due and owing under this Agreement are paid in full.

       (4) In the event the Purchaser transfers the Domain Name to a third party purchaser, at the sole option of the Vendor, the unpaid balance of the Purchase Price and all interest amounts otherwise payable under Section 1.3(1) which have not yet accrued shall become immediately due and payable. Purchaser shall be permitted to
            (a) sell, transfer, assign, convey or dispose of the Domain Name to any of its Affiliates; and (b) mortgage, pledge, encumber or create a security interest in the Domain Name in favor of any of its creditors. Any security interest created due to a subsequent transfer by Purchaser shall be subordinate to this Agreement.

1.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Assets in the following manner:

       (a)  the Domain Name                               $200,000.00

       (b)  the Non-Competition Agreements                $ 50,000.00

       The Purchaser and the Vendor shall follow the allocations set out above in determining and reporting their liabilities for any taxes and, without limitation, shall file their respective income tax returns prepared in accordance with such allocations.

                                   ARTICLE 2
                              CLOSING ARRANGEMENTS

2.1 CLOSING. The Closing of the purchase and sale transaction contemplated by this Agreement (the "Closing"), shall take place at 10:00 a.m. (the "Closing Time") on the next business day following receipt by the Purchaser of notification (the "Confirmation Notice") from InterNIC, Network Solutions, Inc. ("InterNIC") or any successor in title thereto and/or any person which may now or in the future be responsible for the registration of domain names and the transfer of registrations of domain names having the top level domains .com, .net, .org and all similar or corresponding persons which may now or in the future be responsible for the registration of domain names and the transfer of domain names having other top level domains (a "Registrar")

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       that the existing Domain Name registration has been modified in accordance with the RNCA filed under Section 2.4(1)(d) and that, as a consequence, the Purchaser is listed as the owner of the Domain Name in the records of InterNIC or any other appropriate Registrar and in the Website accessible on the Internet ("WHOIS") which advises who is recorded as the owner of and provides pertinent contact information in respect of a given domain name or such earlier or later date as may be agreed upon in writing by the parties to this Agreement and provided that all conditions of Closing have been satisfied or waived. The Closing shall take place at the offices of Phillips, Gerstein, Holber & Channen in Haverhill, Massachusetts or at such other time on the Closing Date or such other place as may be agreed orally or in writing by the Vendor and the Purchaser.

       Purchaser shall provide an electronic link to Vendor's home page located at www.carbontech.net in a format which is satisfactory to Vendor, for a period of no less than one (1) year from the date of closing. The electronic link shall be on Purchaser's first visible page (home page or splash page) so that an individual viewing the page can see the link to Vendor on a fourteen (14) inch monitor without scrolling down the page. Purchaser shall also allow Vendor thirty (30) days from date of closing to transfer all electronic mail accounts from diamond.com to carbontech.net.

2.2 VENDOR'S CLOSING DELIVERIES. At the Closing, the Vendors shall deliver or cause to be delivered to the Purchaser the following documents:

       (1)  Conveyance/Bill of Sale of the "Assets";

       (2) a Certificate of the Secretary or other officer of SI Diamond Technology, Inc. (the "Vendor Entity") in the form of Exhibit B;

       (3) a Certificate of the Vendor (executed, in the case of the Vendor Entity, by a senior officer of such Vendor Entity) in the form of Exhibit C; and

       (4) written confirmation by the Vendor which is satisfactory to the Purchaser that the Vendor has paid all taxes collectable or payable by the Vendor in respect of the transfer of the Assets under sales tax legislation of the State of Texas, if any.

2.3 PURCHASER'S CLOSING DELIVERIES. At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor the following documents and payments:

       (1) a Certificate of the Secretary or other officer of the Purchaser in the form of Exhibit G;

       (2) a Certificate of a senior officer of the Purchaser in the form of Exhibit H;

       (3) an opinion of the Purchaser's counsel relative to enforceability and authenticity;

       (4) all such other assurances, consents, agreements, documents and instruments as may be reasonably required by the Vendor to complete the transactions provided for in this Agreement;

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       (5)  $75,000.00 in immediately available funds.

2.4    TRANSFER OF THE DOMAIN NAME.

       (1) Prior to Closing, the Vendor shall transmit to InterNIC and all other appropriate Registrars:

            (a) if required, a Domain Name Registration Agreement in the form of Exhibit J or similar documents to be filed with InterNIC or any other appropriate Registrar to request the transfer of the Domain Name from Vendor to Purchaser (a "DNRA");

            (b) a Registrant Name Change Agreement in the form of Exhibit K or similar documents necessary to be completed and filed with InterNIC or any other appropriate Registrar to effect the transfer of the Domain Name from Vendor to Purchaser (a "RNCA");

            (c) if required, a DNRA to request the transfer of the Domain Name from Vendor to the Purchaser; and

            (d) an RNCA to effect the transfer of the Domain Name from Vendor to the Purchaser.

       (2) The Vendor agrees to promptly provide InterNIC and all other appropriate Registrars with such other forms as InterNIC or any other Registrar may request and to take all other steps reasonably necessary, including without limitation, providing to InterNIC and the other Registrars all information necessary, to effect the transfer of the Domain Name to the Purchaser as quickly as possible.

       (3) The Vendor covenants that, after submitting such DNRAs and the RNCAs, the Vendor shall not take any action to withdraw, suspend or otherwise terminate the DNRAs and the RNCAs and that, if requested to do so by InterNIC or any other Registrar, the Vendor shall confirm that each of such DNRAs and the RNCAs are genuine, as long as Purchaser is not in default under the contract.

2.5 POSSESSION. On the Closing Date, the Vendor shall deliver or cause to be delivered to the Purchaser possession of the Domain Name.

2.6 NOTICES. On the Closing Date, the Vendor shall deliver the Notices to the persons to whom they are addressed.

2.7 NON-TRANSFERABLE AND NON-ASSIGNABLE ASSETS. To the extent that the Domain Name transferred to the Purchaser on the Closing or any claim, right or benefit (collectively, the "Rights") is not capable of being transferred without the approval, consent or waiver of any third person, including InterNIC or any Registrar or if the transfer of a Right would constitute a breach of any obligation or a violation of any applicable law unless the approval, consent or waiver of such third person is obtained then, except as expressly otherwise provided in this Agreement and without limiting the rights and remedies of the Purchaser contained elsewhere in this Agreement,

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       this Agreement shall not constitute an agreement to transfer such Rights unless and until such approval, consent or waiver has been obtained. After the Closing and until all such Rights are transferred to the Purchaser, the Vendor shall:

            (a) maintain its existence and hold the Rights in trust for the Purchaser;

            (b) comply with the terms and provisions of the Rights as agent for the Purchaser at the Purchaser's cost and for the Purchaser's benefit;

            (c) cooperate with the Purchaser in any reasonable and lawful arrangements designed to provide the benefits of such Rights to the Purchaser; and

            (d) enforce, at the request of the Purchaser and at the expense and for the account of the Purchaser, any rights of the Vendor arising from such Rights against any third person, including the right to elect to terminate any such rights in accordance with the terms of such rights upon the written direction of the Purchaser.

         In order that the full value of the Rights may be realized for the benefit of the Purchaser, the Vendor shall, at the request and expense and under the direction of the Purchaser, in the name of such Vendor or otherwise as the Purchaser may specify, take all such action and do or cause to be done all such things as are, in the opinion of the Purchaser, necessary or proper in order that the obligations of the Vendor under such Rights may be performed in such manner that the value of such Rights is preserved and enures to the benefit of the Purchaser and that any monies due and payable and to become due and payable to the Purchaser in and under the Rights are received by the Purchaser. The Vendor shall promptly pay to the Purchaser all monies collected by or paid to the Vendor in respect of every such Right. The Purchaser shall indemnify and hold the Vendor harmless from and against any Claim (as defined in Section 6.1) under or in respect of such Rights arising because of any action of the Vendor taken pursuant to this Section.

                                   ARTICLE 3
                             CONDITIONS OF CLOSING

3.1 PURCHASER'S CONDITIONS. The Purchaser shall not be obliged to complete the purchase and sale of the Domain Name pursuant to this Agreement unless, at or before the Closing Time, each of the following conditions has been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Purchaser and may be waived, in whole or in part, in writing by the Purchaser at any time; and the Vendor agrees with the Purchaser to take all such actions, steps and proceedings as are reasonably within its control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

       (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Vendor in Section 4.1 shall be true and correct at the Closing.

       (2) VENDOR'S COMPLIANCE. The Vendor shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed or complied with at or before Closing and shall have executed and delivered or caused to have been executed

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            and delivered to the Purchaser at the Closing all the documents contemplated in Section 2.2 or elsewhere in this Agreement.

       (3) DUE DILIGENCE INVESTIGATION. The Purchaser shall have conducted and completed its investigation of the Domain Name and the Purchaser, in its sole discretion, shall have been satisfied in all respects with the results of such investigation and, in its sole discretion, shall have determined to proceed with the transactions contemplated by this Agreement.

       (4)  NO LITIGATION. There shall be no litigation or proceedings:
            (a) outstanding, pending or threatened against any of the parties hereto or against any of their respective Affiliates or any of their respective directors or officers or involving the assets or property of any of them, for the purpose of enjoining, preventing or restraining the completion of the transactions contemplated hereby or otherwise claiming that such completion is improper; or

            (b) outstanding, pending or threatened against any of the parties or against any of their respective Affiliates or any of their respective directors or officers which in the result could adversely affect the right of the Purchaser to acquire or retain the Assets or in the judgment of the Purchaser would make the completion of the transactions contemplated by this Agreement inadvisable.

3.2 CONDITION NOT FULFILLED. If any condition in Section 3.1 has not been fulfilled at or before the Closing Time, then the Purchaser, in its sole discretion may, without limiting any rights or remedies available to the Purchaser at law or in equity, either:

       (1) terminate this Agreement by notice to the Vendor in which event the Purchaser shall be released from its obligations under this Agreement (other than its obligations under Section 3.5); or

       (2) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfillment of any other condition.

3.3 VENDOR'S CONDITIONS. The Vendor shall not be obliged to complete the transactions contemplated by this Agreement unless at or before the Closing Time, each of the following conditions have been satisfied, it being understood that the following conditions are included for the exclusive benefit of the Vendor and may be waived, in whole or in part, in writing by the Vendor at any time; and the Purchaser agrees with the Vendor to take all such actions, steps and proceedings within the Purchaser's reasonable control as may be necessary to ensure that the following conditions are fulfilled at or before the Closing Time:

       (1) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser in Section 4.2 shall be true and correct at the Closing.

       (2) PURCHASER'S COMPLIANCE. The Purchaser shall have performed and complied with all of the terms and conditions in this Agreement on its part to be performed by or complied with at or before Closing and shall have executed and delivered or caused to have been

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              executed and delivered to the Vendor at the Closing all the documents contemplated in Section 2.3 or elsewhere in this Agreement.

3.4 CONDITION NOT FULFILLED. If any condition in Section 3.3 shall not have been fulfilled at or before the Closing Time, then the Vendor, in its sole discretion may, without limiting any rights or remedies available to the Vendor at law or in equity, either:

       (1) terminate this Agreement by notice to the Purchaser in which event the Vendor shall be released from all obligations under this Agreement; or

       (2) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfillment of any other condition.

3.5 REASSIGNMENT OF DOMAIN NAME. In the event either the Purchaser or the Vendor terminate this Agreement pursuant to Section 1.3(a), Section 3.2(1) or Section 3.4(1) and the Confirmation Notice has been received by the Purchaser, the Purchaser agrees to promptly provide InterNIC and all other appropriate Registrars with a DNRA (if required), a RNCA and such other forms as InterNIC or any other Registrar may request and to take all other steps reasonably necessary, including without limitation, providing to InterNIC and the other Registrars all information necessary to effect the transfer of the Domain Name to Vendor.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

4.1 REPRESENTATIONS AND WARRANTIES OF THE VENDOR. As a material inducement to the Purchaser's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Purchaser is entering into this Agreement in reliance upon the representations and warranties of the Vendor set out in this Section 4.1, the Vendor represents and warrants to the Purchaser to the best of Vendor's knowledge and belief as follows:

       (1) INCORPORATION AND POWER. The Vendor Entity is a corporation incorporated or duly formed and validly subsisting under the laws of the jurisdiction of its incorporation or origin. The Vendor Entity has the power and authority and is qualified to own and dispose of the Assets in which it has an interest. No act or proceeding has been taken by or against any of the Vendor in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of the Vendor.

       (2) DUE AUTHORIZATION. The Vendor Entity has the power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The Vendor has the capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments

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              have been duly authorized by all necessary action on the part of each of the Vendor Entity and its members or shareholders.

       (3) ENFORCEABILITY OF OBLIGATIONS. This Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against such Vendor in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought. The Vendor is not an insolvent person within the meaning of applicable U.S. Federal or state bankruptcy or fraudulent conveyance law and will not become an insolvent person as a result of the Closing.

       (4) TITLE TO ASSETS. The Vendor has good and marketable title to all the Assets free and clear of any and all liens. Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favor of any person for the purchase from the Vendor of any of the Assets.

       (5) CONTRACTS. The Vendor has not received notice of any default and the Vendor is not in default, under any Contract and there has not occurred any event which, with a lapse of time or giving of notice, or both, would constitute such a default. Each Contract is in full force and effect, unamended by written or oral agreement, and the Vendor that is party thereto is entitled to the full benefit and advantage of such Contract in accordance with its terms.

       Each Contract is in good standing and there has not been any default by any party under any Contract nor any dispute between the Vendor and any party under any Contract.

       (6)    INTELLECTUAL PROPERTY.

              (a) To the Vendor's best knowledge and belief, it is the sole owner of the Intellectual Property, with good and marketable title thereto, free and clear of any and all liens and have the right to sell, transfer and convey the Intellectual Property to the Purchaser;

              (b) The Vendor has protected its legal rights to the exclusive use of the Intellectual Property.

              (c) The Vendor is the first and only owner of the Intellectual Property and the Vendor is entitled to the exclusive and uninterrupted use of the Intellectual Property without payment of any royalty or other fees. No shareholder, member, manager, officer, director, partner, employee or spouse of the Vendor or any person (other than the Vendor) has any right, title or interest in any of the Intellectual Property;

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            (d)  Neither the Intellectual Property and the use, reproduction, display or communication thereof or any other activity therewith infringes upon or otherwise violates the intellectual property rights in any country of any other person or violates any confidentiality or other obligation or duty under contract, common law, statute or otherwise;

            (e) No person has infringed or otherwise violated or is infringing or otherwise violating, any intellectual property rights in any country of the Vendor in and to any of the Intellectual Property;

            (f) Vendor was the owner and the sole user of the non-registered common law Trade-mark "diamond.com" in association with the publication and dissemination of information at all material times;

            (g) The Vendor is the owner and the sole user of the non-registered common law Trade-mark "diamond.com" in association with the operation of a website relating to the publication and dissemination of information at all material times;

            (h) The registration of the Domain Name in the name of the Vendor is in good standing. The registration of the Domain Name in the name of Diamond.com, LLC as contemplated in Section 2.4 will be in good standing until its transfer to the Purchaser as contemplated by this Agreement. No action has been taken or is pending to suspend, cancel or disable the Domain Name or any registration thereof;

            (i) To the Vendor's best knowledge and belief, the DNRA and the RNCA are the only filings necessary to confirm the transfer to the Purchaser of the Vendor's right, title and interest in and to the Domain Name, and upon receipt of the Confirmation Notice from InterNIC and any other appropriate Registrars, the Purchaser shall own all right, title and interest in and to and shall possess all rights necessary to use on the Internet and otherwise as a trade-mark and trade name, the Domain Name;

            (j) The Vendor has not purposefully withheld from the Purchaser knowledge of any circumstance that might cause the registration of the transfers of the Domain Name as contemplated by Section 2.4 to be delayed, object to or refused by InterNIC, any other appropriate Registrar or any other person;

            (k) There is no contract, commitment, option or any other right of any person binding upon or which at any time in the future may become binding upon the Vendor to sell, transfer, assign, license or in any other way dispose of or subject to any lien any of the Intellectual Property other than pursuant to the provisions of this Agreement;

            (l) All of the Vendor's permissions and licenses to use any intellectual property of other persons are disclosed in
                 Schedule 4.1(6). The Vendor has not permitted or licensed any person to use any of the Intellectual Property except as disclosed in




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                 Schedule 4.1(6). All licences referred to in Schedule 4.1(6)
                 are in full force and effect and the Vendor is not in default of its obligations.

(7)    CONSENTS AND APPROVALS. Except for the consents and approvals listed on
       Schedule 4.1(7), no consent or approval of any person is required and no notice is required to be given to any person in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

(8) ABSENCE OF CONFLICTING AGREEMENTS. The execution, delivery and performance of this Agreement by the Vendor and the completion (with any required Consents and Approvals) of the transactions contemplated by this Agreement do not and will not result in or constitute any of the following:

            (a) a default, breach or violation or an event that, with notice or lapse of time or both, would be a default, breach or violation of any of the terms, conditions or provisions of the incorporation documents or by-laws or operating agreement of the Vendor Entity or of any Contract;

            (b) an event which, pursuant to the terms of any Contract causes any right or interest of the Vendor to come to an end or be amended in any way or entitles any other person to terminate or amend any such right or interest;

            (c)  the creation or imposition of any lien on any Asset; or

            (d)  the violation of any applicable law.

(9) LITIGATION. There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by InterNIC or any Registrar or any regulatory body or non-governmental body outstanding, pending or threatened by or against the Vendor which is related to the Business or which may affect the Business, the Assets or the transactions contemplated by this Agreement; and there is no factual or legal basis which could give rise to any such action, suit, proceeding, claim, application, complaint or investigation.

(10) BROKERAGE FEES. The Vendor has not entered into any agreement which would entitled any person to any valid claim against the Purchaser for a broker's commission, finder's fee or any like payment in respect of the purchase and sale of the Assets or any other matters contemplated by this Agreement.

(11) COMPLIANCE WITH APPLICABLE LAWS. The Website has been operated and is being operated in compliance with applicable laws.

(12) FULL DISCLOSURE. To the best knowledge and belief of the Vendor, none of the foregoing representations and warranties and no document furnished by the Vendor to the Purchaser in connection with the negotiation of the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Assets seeking full information as to the Vendor and their respective properties, businesses and affairs.

4.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. As a material inducement to the Vendor's entering into this Agreement and completing the transactions contemplated by this Agreement and acknowledging that the Vendor is entering into this Agreement in reliance on the representations and warranties of the Purchaser set out in this Section 4.2, the Purchaser represents and warrants to the Vendor as follows:

       (1) INCORPORATION AND POWER. The Purchaser is a corporation duly incorporated under the laws of the jurisdiction of its incorporation and is duly organized, validly subsisting and in good standing under such laws.

       (2) DUE AUTHORIZATION. The Purchaser has all necessary corporate power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by it as contemplated by this Agreement and to carry out its obligations under this Agreement and such other agreements and instruments. The execution and delivery of this Agreement and such other agreements and instruments and the completion of the transactions contemplated by this Agreement and such other agreements and instruments have been duly authorized by all necessary corporate action on the part of the Purchaser.

       (3) ENFORCEABILITY OF OBLIGATIONS. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of the rights of creditors or others and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

4.3    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

       (1)  The representations and warranties of the Vendor contained in
            Section 4.1 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue for 12 months after the date of execution of this Agreement (the "Warranty Date"), after which time the Vendor shall be released from all obligations in respect of such representations and warranties except with respect to any Claims asserted by the Purchaser in writing (setting out in reasonable detail the nature of the Claim and the approximate amount of such Claim) before the expiration of such period, but there shall be no time limit on the representations and warranties of the Vendor set out in Sections 4.1(1), (2), (3) and (4).

       (2)  The representations and warranties of the Purchaser contained in
            Section 4.2 or any other agreement, certificate or instrument delivered pursuant to this Agreement shall survive the Closing until the Warranty Date and notwithstanding the Closing and any inspection or inquiries made by or on behalf of the Vendor shall continue in full force and effect for the benefit of the Vendor, after which time the Purchaser shall be released from all obligations in respect of such representations and warranties except with respect to any

            Claims asserted by the Vendor in writing (setting out in reasonable detail the nature of the Claim and the approximate amount of such claim) before the expiration of such period, but there shall be no time limited on the representations and warranties of the Purchaser set out in Sections 4.2(1), (2) and (3).

                                   ARTICLE 5
                                INDEMNIFICATION

5.1    INDEMNITY BY THE VENDOR.

       (1) Subject to Sections 5.1(2), the Vendor agrees to indemnify and hold the Purchaser, its directors, officers and employees and the Purchaser's Affiliates and their respective directors, officers and employees harmless in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of, in respect of or arising out of:

            (a) any incorrectness in or breach of any representation or warranty of the Vendor contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement; or

            (b) any breach of or any non-fulfillment of any covenant or agreement on the part of the Vendor under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement.


       (2) The Vendor's liability for Claims under Section 5.1(1)(a) shall not exceed the amount of the Purchase Price.

5.2 INDEMNITY BY THE PURCHASER. The Purchaser shall indemnify and hold the Vendor and its directors, officers, members, managers and employees and such Vendor's Affiliates and its directors, officers and employees harmless in respect of any Claim which may be made or brought against an Indemnified Party or which it may suffer or incur directly or indirectly as a result of in respect of or arising out of:

            (a) any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement or in any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

            (b) any breach of or any non-fulfilment of any covenant or agreement on the part of the Purchaser under this Agreement or under any other agreement, certificate or instrument executed and delivered pursuant to this Agreement;

            (c) any and all obligations of the Purchaser arising from the Purchaser's ownership and operation of the Website following the Closing.

5.3 NOTICE OF CLAIM. If an Indemnified Party becomes aware of a Claim in respect of which indemnification is provided for pursuant to either of
       Section 5.1 or 5.2, as the case may be, the

       Indemnified Party shall give written notice of the Claim to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a Person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim"), and shall also specify with reasonable particularity (to the extent that the information is available):

            (a)  the factual basis for the Claim; and

            (b)  the amount of the Claim, if known.

5.4 SET-OFF. The Purchaser and Vendor shall be entitled to set-off the amount of any Claim submitted under Section 5.1 as damages or by way of indemnification against any other amounts payable by the Purchaser to the Vendor whether under this Agreement or otherwise.

5.5 ARBITRATION. Any party shall have the right to refer any dispute or matter under this Agreement (except where injunctive relief is claimed) to final and binding arbitration. Matters referred to final and binding arbitration pursuant to this Agreement shall be arbitrated in accordance with the Arbitration Rules of the American Arbitration Association in Boston, Massachusetts, and in accordance with the following procedures:

            (a) The arbitration shall be conducted by a single arbitrator appointed by mutual agreement of the parties or in the event of a failure to reach agreement within 15 days, the Purchaser shall choose one arbitrator and the Vendor shall choose one arbitrator and the arbitrators chosen by the parties shall choose a single arbitrator who shall revolve the dispute. If the Purchaser or the Vendors fail to designate an arbitrator within 30 days of a written request therefor by the other party or parties, then the Purchaser or the Vendor, as the case may be, shall be deemed to have forfeited its/their right to participate in the selection of an arbitrator;

            (b) the arbitrator selected shall be qualified by education and training to pass upon the matter to be decided;

            (c) the arbitrator shall be instructed that time shall be of the essence in proceeding with the determination of the dispute;

            (d)  the arbitration shall be conducted in Boston, Massachusetts;

            (e) the award of the arbitrator shall be in writing and shall be final, binding upon the parties, not subject to any appeal and shall deal with the question of costs of arbitration;

            (f) the prevailing party or parties shall be entitled to have the award of the arbitrator enforced by any court of competent jurisdiction.

                                   ARTICLE 6
                                    GENERAL

6.1 CERTAIN DEFINITIONS. In this Agreement, the following terms shall have the meanings set out below:

       (1) "AFFILIATE" means any wholly owned subsidiary or company in which Purchaser or Vendor maintains 2/3 voting interest.

       (2) "AGREEMENT" means this Agreement, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "HEREOF", "HERETO", "HEREUNDER", "HEREBY" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

       (3) "BUSINESS DAY" means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of New York, New York.

       (4) "CLAIM" means any claim, demand, action, cause of action, damage, loss or Liability.

       (5) "INDEMNIFIED PARTY" means a Person whom the Vendor or the Purchaser, as the case may be, has agreed to indemnify under
            Article 5.

       (6) "INDEMNIFYING PARTY" means, in relation to an Indemnified Party, the party to this Agreement that has agreed to indemnify that Indemnified Party under Article 5.

       (7) "INTELLECTUAL PROPERTY" means only the common law rights, title, and interest specifically pertaining to the domain name, "diamond.com", and the domain name (diamond.com) itself; it specifically excludes any and all reference to the rights, title and interest to any other patent, trademark, or copyright of SI Diamond Technology, Inc. or any Affiliates.

       (8) "LIABILITIES" means all costs, expenses, charges, debts, liabilities, Claims, demands and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute or otherwise, and whether arising under or in respect of any contract, agreement, arrangement, lease commitment or undertaking, applicable law, taxes, in tort or otherwise.

       (9) "LIEN" means any lien, mortgage, charge, hypothetic, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects the right, title or interest in or to any particular property.

       (10) "PERSON" is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

       (11) "PRIME RATE" means the prime rate of interest per annum quoted by Fleet Bank from time to time as its reference rate of interest for dollar demand loans made to its commercial customers in Boston, Massachusetts, and which Fleet Bank refers to as its "prime rate", as such rate may be changed from time to time.

6.2 HEADINGS AND TABLE OF CONTENTS. The division of this Agreement into Articles and Sections, the insertion of headings, and the provision of any table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.3. NUMBER AND GENDER. Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender include all genders.

6.4 BUSINESS DAYS. If any payment is required to be made or other action is required to be taken pursuant to this Agreement on a day which is not a Business Day, then such payment or action shall be made or taken on the next Business Day.

6.5 CHANGE OF NAME. Within 15 days after the Closing, the Vendor shall cancel all registrations of business names and trade names included in the Intellectual Property and provide the Purchaser with proof of having done so.

6.6 NON-MERGER. Each party hereby agrees that all provisions of this Agreement, other than (a) the representations and warranties contained in Article 4 and the related indemnities in Section 5.1 and 5.2 hereof (which shall be subject to the special arrangements provided in such Articles or Sections) shall forever survive the execution, delivery and performance of this Agreement, Closing and the execution, delivery and performance of any and all documents delivered in connection with this Agreement.

6.7 FURTHER ASSURANCES. Each party shall promptly do, execute, deliver or cause to be done, executed and delivered all further acts, documents and things in connection with this Agreement that any other party may reasonably require, for the purposes of giving effect to this Agreement.

6.8 EXPENSES. Each party shall be responsible for its own legal and other expenses (including any taxes imposed on such expenses) incurred in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement and for the payment of any broker's commission, finder's fee or like payment payable by it in respect of the purchase and sale of the Assets pursuant to this Agreement.

6.9 PAYMENT OF TAXES. The Purchaser shall pay all sales and other transfer taxes and filing or recording fees payable in connection with the instruments of transfer provided for in this Agreement. The Vendor shall pay all other taxes applicable to, or resulting from transactions contemplated by this Agreement.

6.10   NOTICES

       (1) Any notice, certificate, consent, determination or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be effectively given and made if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by fax or other similar means of electronic communication, in each case to the applicable address set out below:

            (a)  if to the Vendor, to:

                 S.I. Diamond Technology, Inc.
                 3006 Longhorn Boulevard, Suite 107
                 Austin, TX   78758

            (b)  if to the Purchaser, to:

                 Diamond.com, LLC
                 c/o Herbert P. Phillips, Esq.
                 Phillips, Gerstein, Holber & Channen
                 25 Kenoza Avenue
                 Haverhill, MA  01830

                 And in all cases with a copy to:

                 Herbert P. Phillips, Esq.
                 Phillips, Gerstein, Holber & Channen
                 25 Kenoza Avenue
                 Haverhill, MA  01830

       (2) Any such communication so given or made shall be deemed to have been given or made and to have been received on the day of delivery if delivered, or on the day of faxing or sending by other means of electronic communication, provided that such day in either event is a Business Day and the communication is so delivered, faxed or sent before 4:30 p.m. on such day. Otherwise, such communication shall be deemed to have been given and made and to have been received on the next following Business Day. Any such communication sent by mail shall be deemed to have been given and made and to have been received on the fifth Business Day following the mailing thereof; provided however that no such communication shall be mailed during any actual or apprehended disruption of postal services. Any such communication given or made in any other manner shall be deemed to have been given or made and to have been received only upon actual receipt.


       (3) Any party hereto may from time to time change its address under this Section 6.11 by notice to the other parties hereto given in the manner provided by this Section.

6.11 TIME OF ESSENCE. Time shall be of the essence of this Agreement in all respects.

6.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

6.13 WAIVER. A waiver of any default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver shall be inferred from or implied by any failure to act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by any other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall no operate as a waiver of that party's rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

6.14 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.15 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and the federal laws of the United States applicable therein (without giving effect to principles of conflict of laws thereof) and shall be treated, in all respects, as a Massachusetts contract.

6.16 ATTORNMENT. Each party agrees (i) that any action or proceeding relating to this Agreement may (but need not) be brought in any court of competent jurisdiction in the Commonwealth of Massachusetts, and for that purpose now irrevocably and unconditionally attorns and submits to the jurisdiction of such Massachusetts Court; (ii) not to oppose any such Massachusetts action or proceeding on the basis of FORUM NON CONVENIENS or for any other reason; and (iii) not to oppose the enforcement against it in any other jurisdiction of any judgment or order duly obtained from a Massachusetts Court as contemplated by this
       Section 6.17. Each of the parties to this Agreement further irrevocably consents to the service of any and all legal process in any such action, suite or proceeding by the mailing of copies of such process in the manner specified in Section 6.11. Nothing in this Section will affect the rights of the parties to this Agreement to serve legal process in any other manner permitted by law.

6.17 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. No party shall assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided that the Purchase shall be permitted to assign or transfer its rights and obligations hereunder to any of its Affiliates and in connection with any transfer or creation of a security interest in the Domain Name pursuant to
       Section 1.3(4).

6.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute on and the same instrument. Counterparts may be executed either in original or faxes form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to the other parties an original of the signed copy of this Agreement which was so faxed.

            IN WITNESS WHEREOF the parties have executed this Agreement.

                                          SI DIAMOND TECHNOLOGY, INC.


                                          By: /s/ Marc W. Eller
                                             ----------------------------------
                                          Name:   Marc W. Eller
                                          Title:  President




                                          DIAMOND.COM, LLC


                                          By: /s/ Michael Zapolin
                                             ----------------------------------
                                          Name:   Michael Zapolin
                                          Title:  Manager/Member


                                          By: /s/ Christopher J. McWade
                                             ----------------------------------
                                          Name:   Christopher J. McWade
                                          Title:  Manager/Member